February 19, 2013

CRC Associates, Inc.
300 Maple Avenue, Suite 101
South Plainfield, NJ 07080
Attn:           Manisha Patel

Dear Ms. Patel:

Reference is made to that certain Share Purchase Agreement dated December 20, 2012 (the “Agreement”) by and among Shelter Express Corp. (the “Seller”) and Manisha Patel (the “Buyer”).  On December 20, 2012, and in accordance with the terms of Section 12.1(b) of the Agreement, the Seller notified the Buyer of the extension of the Closing Date (as defined in the Agreement) by fifteen (15) days to January 15, 2013.  On January 3, 2013, the Seller and the Buyer agreed to further extend the Closing Date to and including the close of business on February 28, 2013, thereby amending the terms of the Agreement.  This letter shall serve to further extend the Closing Date of February 28, 2013, to and including the close of business on March 29, 2013, and the terms of the Agreement and the extension letter dated January 3, 2013, are hereby deemed to be amended accordingly. Please acknowledge your agreement and acceptance of the foregoing where indicated below.

Very truly yours,

SHELTER EXPRESS CORP.

By: /s/ Paul Cooper
Name: Paul Cooper
Title: Vice President

Agreed and Accepted:

MANISHA PATEL

     /s/ Manisha Patel__________

cc: David G. Polazzi, Esq.